Telenav Reports Fourth Quarter and Fiscal Year 2017 Financial Results

•	Full Year Fiscal 2017 Total Revenue of $169.6 million

•	Full Year Fiscal 2017 Total Billings of $233.6 million, up 17% year-over-year

•	Full Year Fiscal 2017 Automotive Revenue of $123.8 million

•	Full Year Fiscal 2017 Automotive Billings of $188.1 million, up 24% year-over-year

•	Full Year Fiscal 2017 Advertising Revenue of $26.8 million, up 23% year-over-year

SANTA CLARA, Calif., Aug. 03, 2017 (GLOBE NEWSWIRE) -- Telenav®, Inc. (NASDAQ:TNAV), a leader in connected car and location-based platform services, today announced its financial results for the fourth quarter and the fiscal year ended June 30, 2017.
"Fiscal 2017 was an outstanding year for Telenav as we continue to deliver innovative services and solutions to the connected car industry," said HP Jin, chairman and CEO of Telenav. "This has enabled us to strengthen our partnerships with our existing global auto OEM customers, Ford, General Motors and Toyota and establish a new partnership with Daimler. We are pleased with our progress and remain focused on execution and achieving our long-term goal of sustainable profitable growth.”
Financial Highlights

•
Total revenue for the fourth quarter of fiscal 2017 was $40.3 million, compared with $35.1 million in the third quarter of fiscal 2017 and $47.8 million in the fourth quarter of fiscal 2016. Revenue for fiscal 2017 was $169.6 million, compared with $183.3 million in fiscal 2016. The decline in revenue was primarily due to the award of map update services from Ford, which resulted in a change in how the company recognizes the resulting revenue.

•
Automotive revenue was $29.3 million, or 73 percent of total revenue, for the fourth quarter of fiscal 2017, compared with $25.5 million, or 73 percent of total revenue, in the third quarter of fiscal 2017 and $37.1 million, or 78 percent of total revenue, for the fourth quarter of fiscal 2016. Automotive revenue for fiscal 2017 was $123.8 million, or 73 percent of total revenue, compared with $135.4 million in fiscal 2016, or 74 percent of total revenue.

•
Advertising revenue was $6.8 million, or 17 percent of total revenue, for the fourth quarter of fiscal 2017, compared with $5.3 million, or 15 percent of total revenue, in the third quarter of fiscal 2017, and $5.0 million, or 11 percent of total revenue, for the fourth quarter of fiscal 2016. Advertising revenue for fiscal 2017 was $26.8 million, or 16 percent of total revenue, compared with $21.7 million for fiscal 2016, or 12 percent of total revenue.

•	Deferred revenue as of June 30, 2017 was $87.4 million, compared with $61.2 million as of March 31, 2017 and $23.4 million as of June 30, 2016.

•
Billings for the fourth quarter of fiscal 2017 were $66.5 million, compared with $60.2 million in the third quarter of fiscal 2017 and $50.4 million in the fourth quarter of fiscal 2016. Billings for fiscal 2017 were $233.6 million, compared with $199.9 million for fiscal 2016.

•
Operating expenses for the fourth quarter of fiscal 2017 were $30.3 million, compared with $30.6 million in third quarter of fiscal 2017 and $28.9 million in the fourth quarter of fiscal 2016.  Operating expenses for fiscal 2017 were $124.6 million, compared with $117.1 million for fiscal 2016.

•
GAAP net loss for the fourth quarter of fiscal 2017 was ($12.8) million, or ($0.29) per basic and diluted share, compared with a GAAP net loss of ($13.7) million, or ($0.31) per basic and diluted share, in the third quarter of fiscal 2017 and a GAAP net loss of ($8.0) million, or ($0.19) per basic and diluted share, for the fourth quarter of fiscal 2016. GAAP net loss for fiscal 2017 was ($47.3) million, or ($1.09) per basic and diluted share, compared with a GAAP net loss of ($35.3) million, or ($0.85) per basic and diluted share, in fiscal 2016.

•
Adjusted EBITDA for the fourth quarter of fiscal 2017 was a ($8.7) million loss compared with a ($9.9) million loss in the third quarter of fiscal 2017 and a ($4.6) million loss in the fourth quarter of fiscal 2016.  In each period, adjusted EBITDA reflects our GAAP net loss adjusted for the impact of stock-based compensation expense, depreciation and amortization expense, interest and other income (expense), provision (benefit) for income taxes, and other applicable items such as legal settlements, contingencies and fees, restructuring accruals and reversals, and reversals of accruals related to deferred rent resulting from lease terminations. For fiscal 2017, adjusted EBITDA was a ($28.1) million loss compared with a ($21.5) million loss for fiscal 2016.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $98.4 million as of June 30, 2017. This represented cash and short-term investments of $2.24 per share, based on 43.9 million shares of common stock outstanding as of June 30, 2017. Telenav had no debt as of June 30, 2017.

•
Free cash flow for the fourth quarter of fiscal 2017 was $1.1 million, compared with ($8.4) million in the third quarter of fiscal 2017 and $1.9 million in the fourth quarter of fiscal 2016. Free cash flow reflects net cash provided by (used in) operating activities, less purchases of property and equipment. For fiscal 2017, free cash flow was ($10.7) million compared with ($7.1) million for fiscal 2016.

Recent Business Highlights

•
Ford has chosen Telenav to provide connected services globally for Ford’s SYNC® 3 platform starting with select model year 2018 vehicles. These services are powered by Telenav’s Cloud service platform and Auto Navigation SDK.

•
General Motors successfully launched its first connected embedded navigation service on Cadillac CTS, in February of 2017, and remains on track to launch on select new models and geographies for model year 2018 vehicles. This service is powered by Telenav’s cloud service platform, Auto Navigation SDK, mobile navigation SDK, and HMI.

•
Opel, previously a division of GM and now a division of PSA Group, launched Navi 4.0 IntelliLink, which utilizes Telenav’s entry-level embedded navigation solution, in Opel’s Adam and Corsa in Europe and will be available in other models later this year. This solution is powered by Telenav’s Auto Navigation SDK.

•
Toyota launched Telenav’s latest version of Scout® GPS Link which is now available as a standard offering in all U.S. model year 2018 Camrys with additional models to follow. This offering is powered by Telenav Enhanced OSM platform, mobile SDK and HMI.

•
Toyota launched its premium embedded navigation system utilizing Telenav’s connected search as a standard feature for 3 years of service. This is now available through Toyota’s Entune™ 3.0 Premium Audio option in select 2018 vehicles in the U.S. This offering is powered by Telenav’s Cloud service platform.

•	Daimler has selected Telenav’s enhanced OSM platform and navigation SDK to power its Mercedes-Benz COMAND TOUCH® Rear Seat Entertainment system throughout the world.

“We are very excited with the successful rollout of our products into the market and the new initiatives we are working on with our customers,” said Hassan Wahla, Co-President, Automotive. “While these programs require us to increase our resources, we believe these prudent investments strengthen our leadership position as we build the largest network of connected cars in the industry and increase stockholder value over time.”
Business Outlook
For the quarter ending September 30, 2017, Telenav offers the following guidance, which reflects management’s decision to defer its adoption of ASC 606, Revenue from Contracts with Customers, until July 1, 2018 and is predicated on management's judgments.

•	Total revenue is expected to be $36 to $38 million;

•	Automotive revenue is expected to be 69 to 72 percent of total revenue;

•	Advertising revenue is expected to be approximately 21 percent of total revenue;

•	Billings are expected to be $61 to $63 million;

•	Deferred revenue is expected to increase by approximately $25 million;

•	Deferred costs are expected to increase by approximately $18 million;

•	GAAP gross margin is expected to be approximately 46 percent;

•	GAAP operating expenses are expected to be $32.5 to $33.5 million, and are net of a one-time $1 million rent credit and an estimated $1.5 million in capitalized deferred software development costs;

•	GAAP net loss is expected to be ($15.5) to ($16.5) million;

•	Adjusted EBITDA loss is expected to range from ($12.5) to ($13.5) million; and

•	Weighted average diluted shares outstanding are expected to be approximately 44.5 million.

The above information concerning guidance represents Telenav's outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions.  Telenav undertakes no obligation to update or revise any financial forecast or other forward-looking statements, as a result of new developments or otherwise. Commencing with its outlook for the quarter ending September 30, 2017, Telenav is no longer going to report or provide guidance on gross profit on billings, gross margin on billings and adjusted EBITDA on billings.

Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-394-8218 (toll-free, domestic only) or 323-794-2130 (domestic and international toll) and enter pass code 8666680. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com.  A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 8666680.
Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, non-GAAP gross profit on billings, non-GAAP gross margin on billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, adjusted EBITDA on billings and free cash flow included in this press release are different from those otherwise presented under GAAP.
Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.
Billings measure GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the period. Non-GAAP gross profit on billings reflects GAAP gross profit plus change in deferred revenue less change in deferred costs. Non-GAAP gross margin on billings reflects non-GAAP gross profit on billings divided by billings. Telenav has also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating its non-GAAP metric of billings. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. As deferred revenue and deferred costs become larger components of its operating results, Telenav believes these metrics are useful in evaluating cash flows.
Telenav considers billings, non-GAAP gross profit on billings and non-GAAP gross margin on billings to be useful metrics for management and investors because billings drive deferred revenue, which is an important indicator of its business. Telenav believes non-GAAP gross profit on billings and non-GAAP gross margin on billings are useful metrics because they reflect the impact of the gross profit to be earned over time for such billings, exclusive of the incremental costs incurred to deliver any related service obligations. There are a number of limitations related to the use of billings, non-GAAP gross profit on billings and non-GAAP gross margin on billings versus revenue, gross profit, and gross margin calculated in accordance with GAAP. First, billings, non-GAAP gross profit on billings, and non-GAAP gross margin on billings include amounts that have not yet been recognized as revenue or cost and may require additional services to be provided over contracted service periods. For example, billings related to certain connected solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, non-GAAP gross profit on billings and non-GAAP gross margin on billings do not include all costs associated with billings. Second, Telenav may calculate billings, non-GAAP gross profit on billings, and non-GAAP gross margin on billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. When Telenav uses these measures, it attempts to compensate for these limitations by providing specific information regarding billings, non-GAAP gross profit on billings and non-GAAP gross margin on billings and how they relate to revenue, gross profit, and gross margin calculated in accordance with GAAP.
Adjusted EBITDA measures GAAP net loss excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense), provision (benefit) for income taxes, and other applicable items such as legal settlements and fees, restructuring accruals and reversals, and deferred rent reversals due to lease termination, net of tax. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and fees represent settlements and offers made to settle patent litigation cases in which Telenav is a defendant and royalty disputes. Deferred rent reversals represent the reversal of deferred rent liability that was no longer required due to the facility lease termination in fiscal 2016. Telenav believes adjusted EBITDA is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results.
Adjusted EBITDA on billings measures adjusted EBITDA plus the effect of changes in deferred revenue and deferred costs. Effective July 1, 2017, Telenav will no longer report Adjusted EBITDA on billings. Deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future in connection with such deferred revenue due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support, including certain third party technology and content license costs, as applicable. Telenav believes adjusted EBITDA on billings was a useful measure, especially in light of the impact it continues to expect on reported GAAP revenue for certain value-added offerings the company provides its customers, including Ford map updates. Adjusted EBITDA and adjusted EBITDA on billings, while generally measures of profitability, can also represent losses.
Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.
Telenav determined that it would be meaningful to investors to develop a breakout of the operating results of the advertising business beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin, and it is including such presentation in its non-GAAP reporting results. This presentation reflects operating expenses that are directly attributable to the advertising business. Telenav is unable to provide a similar breakout of operating results for the automotive and mobile navigation businesses beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin because these segments share many of the same technologies and resources and as such, have operating expenses which cannot be fully attributable to one versus the other segment. In addition, the reported non-GAAP operating results for the advertising business only include an allocation of certain shared corporate general and administrative costs that directly benefit the business, such as accounting and human resource services.
To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.
In this earnings release, Telenav has provided guidance for the first quarter of fiscal 2018 on a non-GAAP basis, for billings and adjusted EBITDA. Telenav does not provide reconciliations of its forward-looking non-GAAP financial measures of billings, and adjusted EBITDA to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s GAAP net loss per diluted share and GAAP tax provision (benefit). Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.
Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to its management.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: Telenav's ability to develop and implement products for Ford, GM, Toyota and Daimler and to support Ford, GM, Toyota and Daimler and their customers; Telenav's success in extending its contracts with existing original equipment manufacturers ("OEMs") and automotive manufacturers, achieving additional design wins and the delivery dates of automobiles including Telenav's products; adoption by vehicle purchasers of Scout GPS Link; Telenav's dependence on a limited number of automotive manufacturers and OEMs for a substantial portion of its revenue; reductions in demand for automobiles; potential impacts of OEMs including competitive capabilities in their vehicles such as Apple Car-Play and Android Auto; exposure from the potential impairment of the carrying value of certain goodwill and intangible assets within our mobile navigation business unit where revenue continues to decline; Telenav's ability to grow and scale its advertising business; Telenav’s ability to develop new advertising products and technology while also achieving cash flow break even and ultimately profitability in the advertising business; Telenav incurring losses and operating expenses in excess of expectations; failure to reach agreement with customers for awards and contracts on products and services in which Telenav has expended resources developing; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by Telenav's automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; Telenav's ability to develop and support products including OpenStreetMaps (“OSM”), as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that Telenav may not be able to realize its deferred tax assets and may have to take a reserve against them; and macroeconomic and political conditions in the U.S. and abroad, in particular China. Telenav discusses these risks in greater detail in "Risk factors" and elsewhere in its Form 10-Q for the three months ended March 31, 2017 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent its management's beliefs and assumptions only as of the date made. You should review its SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expects.

ABOUT TELENAV, INC.
Telenav is a leader of connected car and location-based platform services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, global brands such as Ford, GM, Toyota and AT&T deliver custom connected car and mobile experiences. Additionally, advertisers such as Denny's, Walmart, and Best Buy reach millions of users with Telenav’s highly-targeted advertising platform. To learn more about how Telenav's location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.
Copyright 2017 Telenav, Inc. All Rights Reserved.
"Telenav," "Scout," and the Telenav and Scout logos are registered trademarks of Telenav, Inc.  Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
TNAV-F
TNAV-C

Investor Relations:
Michael Look
408-990-1232
IR@telenav.com

Media:
Raphel Finelli
408-667-5970
media@telenav.com

Telenav, Inc.
Consolidated Balance Sheets
(in thousands, except par value)

	June 30, 2017	June 30, 2016*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$20,757	$21,349
Short-term investments	77,598	88,277
Accounts receivable, net of allowances of $75 and $111, at June 30, 2017 and 2016, respectively	57,834	42,216
Restricted cash	3,401	5,109
Income taxes receivable	34	687
Deferred costs	11,703	1,784
Prepaid expenses and other current assets	3,988	4,448
Total current assets	175,315	163,870
Property and equipment, net	4,658	5,247
Deferred income taxes, non-current	900	661
Goodwill and intangible assets, net	34,844	35,993
Deferred costs, non-current	42,389	10,292
Other assets	1,454	2,184
Total assets	$259,560	$218,247
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$6,151	$4,992
Accrued expenses	51,528	36,274
Deferred revenue	20,345	4,334
Income taxes payable	197	88
Total current liabilities	78,221	45,688
Deferred rent, non-current	996	1,124
Deferred revenue, non-current	67,056	19,035
Other long-term liabilities	1,139	2,715
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 43,946 and 42,708 shares issued and outstanding at June 30, 2017 and 2016, respectively	44	43
Additional paid-in capital	159,666	149,775
Accumulated other comprehensive loss	(1,934)	(1,767)
Retained earnings (accumulated deficit)	(45,628)	1,634
Total stockholders' equity	112,148	149,685
Total liabilities and stockholders’ equity	$259,560	$218,247

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2016.

Telenav, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016*

	(unaudited)	(unaudited)	(unaudited)
Revenue:
Product	$28,132	$36,249	$119,785	$132,454
Services	12,159	11,505	49,799	50,892
Total revenue	40,291	47,754	169,584	183,346
Cost of revenue:
Product	16,727	21,761	70,260	79,165
Services	5,738	5,011	22,075	21,632
Total cost of revenue	22,465	26,772	92,335	100,797
Gross profit	17,826	20,982	77,249	82,549
Operating expenses:
Research and development	19,677	17,281	73,102	68,911
Sales and marketing	5,470	5,272	21,995	25,587
General and administrative	5,193	6,209	23,041	23,994
Legal settlement and contingencies	—	185	6,424	—
Restructuring	—	(1)	—	(1,362)
Total operating expenses	30,340	28,946	124,562	117,130
Loss from operations	(12,514)	(7,964)	(47,313)	(34,581)
Other income (expense), net	(260)	48	892	(229)
Loss before provision for income taxes	(12,774)	(7,916)	(46,421)	(34,810)
Provision for income taxes	36	82	841	511
Net loss	$(12,810)	$(7,998)	$(47,262)	$(35,321)

Net loss per share
Basic and diluted	$(0.29)	$(0.19)	$(1.09)	$(0.85)
Weighted average shares used in computing net loss per share
Basic and diluted	43,806	42,600	43,343	41,567

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2016.

Telenav, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Year Ended June 30,
	2017	2016*
	(unaudited)
Operating activities
Net loss	$(47,262)	$(35,321)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,647	3,362
Amortization of net premium on short-term investments	403	645
Stock-based compensation expense	10,162	11,366
Write-off of long term investments	—	977
(Gain) loss on disposal of property and equipment	(14)	398
Bad debt expense	189	95
Changes in operating assets and liabilities:
Accounts receivable	(15,807)	(5,817)
Deferred income taxes	(239)	109
Restricted cash	1,709	(231)
Income taxes receivable	654	5,393
Deferred costs	(42,016)	(8,935)
Prepaid expenses and other current assets	459	(592)
Other assets	483	972
Trade accounts payable	716	4,118
Accrued expenses and other liabilities	14,257	4,730
Income taxes payable	109	(636)
Deferred rent	66	(272)
Deferred revenue	64,032	16,541
Net cash used in operating activities	(9,452)	(3,098)

Investing activities
Purchases of property and equipment	(1,225)	(4,004)
Purchases of short-term investments	(64,957)	(55,021)
Proceeds from sales and maturities of short-term investments	74,878	67,578
Proceeds from sales of long-term investments	246	—
Net cash provided by investing activities	8,942	8,553

Financing activities
Proceeds from exercise of stock options	2,738	1,549
Repurchase of common stock	—	(570)
Tax withholdings related to net share settlements of restricted stock units	(3,008)	(3,295)
Net cash used in financing activities	(270)	(2,316)

Effect of exchange rate changes on cash and cash equivalents	188	(511)
Net increase (decrease) in cash and cash equivalents	(592)	2,628
Cash and cash equivalents, at beginning of period	21,349	18,721
Cash and cash equivalents, at end of period	$20,757	$21,349

Supplemental disclosure of cash flow information
Income taxes paid (received), net	$1,872	$(4,610)

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2016

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016*
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Automotive	$29,297	$37,066	$123,784	$135,372
Advertising	6,804	5,049	26,841	21,744
Mobile Navigation	4,190	5,639	18,959	26,230
Total revenue	40,291	47,754	169,584	183,346

Cost of revenue:
Automotive	17,828	22,346	73,923	81,293
Advertising	3,055	2,758	12,724	12,296
Mobile Navigation	1,582	1,668	5,688	7,208
Total cost of revenue	22,465	26,772	92,335	100,797

Gross profit:
Automotive	11,469	14,720	49,861	54,079
Advertising	3,749	2,291	14,117	9,448
Mobile Navigation	2,608	3,971	13,271	19,022
Total gross profit	$17,826	$20,982	$77,249	$82,549

Gross margin:
Automotive	39%	40%	40%	40%
Advertising	55%	45%	53%	43%
Mobile Navigation	62%	70%	70%	73%
Total gross margin	44%	44%	46%	45%

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2016.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended June 30, 2017				Fiscal Year Ended June 30, 2017
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$29,297	$6,804	$4,190	$40,291	$123,784	$26,841	$18,959	$169,584
Adjustments:
Increase (decrease) in deferred revenue	26,434	—	(217)	26,217	64,364	—	(332)	64,032
Billings	$55,731	$6,804	$3,973	$66,508	$188,148	$26,841	$18,627	$233,616

	Three Months Ended June 30, 2016				Fiscal Year Ended June 30, 2016
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$37,066	$5,049	$5,639	$47,754	$135,372	$21,744	$26,230	$183,346
Adjustments:
Increase (decrease) in deferred revenue	2,718	—	(56)	2,662	16,961	—	(420)	16,541
Billings	$39,784	$5,049	$5,583	$50,416	$152,333	$21,744	$25,810	$199,887

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Gross Profit to Non-GAAP Gross Profit on Billings
Reconciliation of Gross Margin to Non-GAAP Gross Margin on Billings

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016
Gross profit	$17,826	$20,982	$77,249	$82,549
Gross margin	44%	44%	46%	45%

Adjustments to gross profit:
Change in deferred revenue	$26,217	$2,662	$64,032	$16,541
Change in deferred costs	(17,876)	(1,659)	(42,016)	(8,935)
Net change	8,341	1,003	22,016	7,606
Non-GAAP gross profit on billings(1)	$26,167	$21,985	$99,265	$90,155

Non-GAAP gross margin on billings(1)	39%	44%	42%	45%

(1) Deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support, including certain third party technology and content license fees, as applicable. Accordingly, gross profit on billings does not include all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Deferred Revenue to Increase (Decrease) in Deferred Revenue
Reconciliation of Deferred Costs to Increase (Decrease) in Deferred Costs

	Automotive		Advertising		Mobile Navigation		Total
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2017	2016	2017	2016	2017	2016	2017	2016
Deferred revenue, June 30	$86,517	$22,153	$—	$—	$884	$1,216	$87,401	$23,369
Deferred revenue, March 31	60,083	19,435	—	—	1,101	1,272	61,184	20,707
Increase (decrease) in deferred revenue	$26,434	$2,718	$—	$—	$(217)	$(56)	$26,217	$2,662

Deferred costs, June 30	$54,092	$12,076	$—	$—	$—	$—	$54,092	$12,076
Deferred costs, March 31	36,216	10,417	—	—	—	—	36,216	10,417
Increase in deferred costs	$17,876	$1,659	$—	$—	$—	$—	$17,876	$1,659

	Automotive		Advertising		Mobile Navigation		Total
	Fiscal Year Ended June 30,		Fiscal Year Ended June 30,		Fiscal Year Ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016	2017	2016	2017	2016
Deferred revenue, June 30	$86,517	$22,153	$—	$—	$884	$1,216	$87,401	$23,369
Deferred revenue, June 30	22,153	5,192	—	—	1,216	1,636	23,369	6,828
Increase (decrease) in deferred revenue	$64,364	$16,961	$—	$—	$(332)	$(420)	$64,032	$16,541

Deferred costs, June 30	$54,092	$12,076	$—	$—	$—	$—	$54,092	$12,076
Deferred costs, June 30	12,076	3,141	—	—	—	—	12,076	3,141
Increase in deferred costs	$42,016	$8,935	$—	$—	$—	$—	$42,016	$8,935

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA on Billings

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016
Net loss	$(12,810)	$(7,998)	$(47,262)	$(35,321)

Adjustments:
Legal settlement and contingencies	—	185	6,424	935
Restructuring reversal	—	(1)	—	(1,362)
Deferred rent reversal due to lease termination	—	—	—	(1,242)
Stock-based compensation expense	3,008	2,479	10,162	11,366
Depreciation and amortization expense	761	666	2,647	3,362
Other income (expense), net	260	(48)	(892)	229
Provision for income taxes	36	82	841	511
Adjusted EBITDA	(8,745)	(4,635)	(28,080)	(21,522)
Change in deferred revenue	26,217	2,662	64,032	16,541
Change in deferred costs(1)	(17,876)	(1,659)	(42,016)	(8,935)
Adjusted EBITDA on billings(1)	$(404)	$(3,632)	$(6,064)	$(13,916)

(1) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support, including certain third party technology and content license fees, as applicable. Accordingly, adjusted EBITDA on billings does not include all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2017	2016	2017	2016
Net loss	$(12,810)	$(7,998)	$(47,262)	$(35,321)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in deferred revenue(1)	26,217	2,662	64,032	16,541
Change in deferred costs(2)	(17,876)	(1,659)	(42,016)	(8,935)
Changes in other operating assets and liabilities	2,060	7,395	2,407	7,774
Other adjustments(3)	3,875	3,716	13,387	16,843
Net cash provided by (used in) operating activities	1,466	4,116	(9,452)	(3,098)
Less: Purchases of property and equipment	(358)	(2,229)	(1,225)	(4,004)
Free cash flow	$1,108	$1,887	$(10,677)	$(7,102)

(1) Consists of royalties, customized software development fees and subscription fees.
(2) Consists primarily of third party content costs and customized software development expenses.
(3) Consists primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended June 30, 2017
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$40,291		$6,804		$29,297	$4,190	$33,487
Cost of revenue	22,465		3,055		17,828	1,582	19,410
Gross profit	17,826		3,749		$11,469	$2,608	14,077
Operating expenses:
Research and development	19,677		1,280	(2)			18,397
Sales and marketing	5,470		2,762	(2)			2,708
General and administrative	5,193		191	(3)			5,002
Total operating expenses	30,340		4,233				26,107
Loss from operations	(12,514)		(484)				(12,030)
Other income (expense), net	(260)		—	(4)			(260)
Loss before provision for income taxes	(12,774)		(484)				(12,290)
Provision for income taxes	36		—	(5)			36
Net loss	$(12,810)	$(12,810)	$(484)				$(12,326)

Adjustments:
Stock-based compensation expense		3,008	216	(2)			2,792
Depreciation and amortization expense		761	47	(2)			714
Other income (expense), net		260	—	(4)			260
Provision for income taxes		36	—	(5)			36
Adjusted EBITDA		(8,745)	(221)				(8,524)
Change in deferred revenue		26,217	—				26,217
Change in deferred costs(6)		(17,876)	—				(17,876)
Adjusted EBITDA on billings(6)		$(404)	$(221)				$(183)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to fully attribute the operating expenses, other income (expense), net and provision for income taxes to one segment versus the other.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.
(5) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(6) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support, including certain third party technology and content license fees, as applicable. Accordingly, adjusted EBITDA on billings does not include all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended June 30, 2016
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$47,754		$5,049		$37,066	$5,639	$42,705
Cost of revenue	26,772		2,758		22,346	1,668	24,014
Gross profit	20,982		2,291		$14,720	$3,971	18,691
Operating expenses:
Research and development	17,281		1,214	(2)			16,067
Sales and marketing	5,272		2,725	(2)			2,547
General and administrative	6,209		458	(3)			5,751
Legal settlement and contingencies	185		—	(4)			185
Restructuring	(1)		(1)				—
Total operating expenses	28,946		4,396				24,550
Loss from operations	(7,964)		(2,105)				(5,859)
Other income (expense), net	48		—	(5)			48
Loss before provision for income taxes	(7,916)		(2,105)				(5,811)
Provision for income taxes	82		—	(6)			82
Net loss	$(7,998)	$(7,998)	$(2,105)				$(5,893)

Adjustments:
Legal settlement and contingencies		185	—	(4)			185
Stock-based compensation expense		2,479	295	(2)			2,184
Restructuring		(1)	(1)	(2)			—
Depreciation and amortization expense		666	60	(2)			606
Other income (expense), net		(48)	—	(5)			(48)
Provision for income taxes		82	—	(6)			82
Adjusted EBITDA		(4,635)	(1,751)				(2,884)
Change in deferred revenue		2,662	—				2,662
Change in deferred costs(7)		(1,659)	—				(1,659)
Adjusted EBITDA on billings(7)		$(3,632)	$(1,751)				$(1,881)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to fully attribute the operating expenses, other income (expense), net and provision for income taxes to one segment versus the other.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Legal settlement and contingencies are not related to the advertising segment
(5) Expenses or income cannot be directly allocated to the advertising segment.
(6) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(7) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support, including certain third party technology and content license fees, as applicable. Accordingly, adjusted EBITDA on billings does not include all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Fiscal Year Ended June 30, 2017
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$169,584		$26,841		$123,784	$18,959	$142,743
Cost of revenue	92,335		12,724		73,923	5,688	79,611
Gross profit	77,249		14,117		$49,861	$13,271	63,132
Operating expenses:
Research and development	73,102		5,066	(2)			68,036
Sales and marketing	21,995		10,525	(2)			11,470
General and administrative	23,041		1,187	(3)			21,854
Legal settlement and contingencies	6,424		—	(4)			6,424
Total operating expenses	124,562		16,778				107,784
Loss from operations	(47,313)		(2,661)				(44,652)
Other income (expense), net	892		—	(5)			892
Loss before provision for income taxes	(46,421)		(2,661)				(43,760)
Provision for income taxes	841		—	(6)			841
Net loss	$(47,262)	$(47,262)	$(2,661)				$(44,601)

Adjustments:
Legal settlement and contingencies		6,424	—	(4)			6,424
Stock-based compensation expense		10,162	874	(2)			9,288
Depreciation and amortization expense		2,647	200	(2)			2,447
Other income (expense), net		(892)	—	(5)			(892)
Provision for income taxes		841	—	(6)			841
Adjusted EBITDA		(28,080)	(1,587)				(26,493)
Change in deferred revenue		64,032	—				64,032
Change in deferred costs(7)		(42,016)	—				(42,016)
Adjusted EBITDA on billings(7)		$(6,064)	$(1,587)				$(4,477)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to fully attribute the operating expenses, other income (expense), net and provision for income taxes to one segment versus the other.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Legal settlement and contingencies are not related to the advertising segment
(5) Expenses or income cannot be directly allocated to the advertising segment.
(6) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(7) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support, including certain third party technology and content license fees, as applicable. Accordingly, adjusted EBITDA on billings does not include all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Fiscal Year Ended June 30, 2016
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$183,346		$21,744		$135,372	$26,230	$161,602
Cost of revenue	100,797		12,296		81,293	7,208	88,501
Gross profit	82,549		9,448		$54,079	$19,022	73,101
Operating expenses:
Research and development	68,911		4,722	(2)			64,189
Sales and marketing	25,587		13,822	(2)			11,765
General and administrative	23,059		1,996	(3)			21,063
Legal settlement and contingencies	935		—	(4)			935
Restructuring	(1,362)		(230)				(1,132)
Total operating expenses	117,130		20,310				96,820
Loss from operations	(34,581)		(10,862)				(23,719)
Other income (expense), net	(229)		—	(5)			(229)
Loss before provision for income taxes	(34,810)		(10,862)				(23,948)
Provision for income taxes	511		—	(6)			511
Net loss	$(35,321)	$(35,321)	$(10,862)				$(24,459)

Adjustments:
Legal settlement and contingencies		935	—	(4)			935
Stock-based compensation expense		11,366	1,150	(2)			10,216
Restructuring		(1,362)	(230)	(2)			(1,132)
Deferred rent reversal due to lease termination		(1,242)	(300)	(2)			(942)
Depreciation and amortization expense		3,362	810	(2)			2,552
Other income (expense), net		229	—	(5)			229
Provision for income taxes		511	—	(6)			511
Adjusted EBITDA		(21,522)	(9,432)				(12,090)
Change in deferred revenue		16,541	—				16,541
Change in deferred costs(7)		(8,935)	—				(8,935)
Adjusted EBITDA on billings(7)		$(13,916)	$(9,432)				$(4,484)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to fully attribute the operating expenses, other income (expense), net and provision for income taxes to one segment versus the other.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Legal settlement and contingencies are not related to the advertising segment
(5) Expenses or income cannot be directly allocated to the advertising segment.
(6) Income taxes are primarily from foreign operations which support the automotive and mobile navigation segments.
(7) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support, including certain third party technology and content license fees, as applicable. Accordingly, adjusted EBITDA on billings does not include all costs associated with billings.